EXHIBIT 31.1

CERTIFICATION OF ANGUS RUSSELL PURSUANT TO
RULE 13A-14 UNDER THE
SECURITIES EXCHANGE ACT OF 1934
FORM 10-Q/A FOR THE QUARTER ENDED
MARCH 31, 2012 OF
SHIRE PLC

I, Angus Russell, certify that:

1.	I have reviewed this amendment no. 1 to the quarterly report on Form 10-Q of Shire plc; and

2.
Based on my knowledge, this amendment no. 1 to the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 23, 2012

/s/ Angus Russell Angus Russell Chief Executive Officer